Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, who is the Executive Vice President and Chief Financial Officer of the Trustee of FSP Phoenix Tower Corp. Liquidating Trust (the “Liquidating Trust”) hereby certifies, to his knowledge, that:

(i) the accompanying Annual Report on Form 10-K of the Liquidating Trust for the year ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Liquidating Trust.

Date: March 31, 2014

By:	/s/ John G. Demeritt
John G. Demeritt
Executive Vice President and Chief Financial Officer
FSP PROPERTY MANAGEMENT LLC
Trustee of FSP Phoenix Tower Corp. Liquidating Trust

The foregoing certification is being furnished with the Liquidating Trust’s Form 10-K for the year ended December 31, 2012 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Liquidating Trust, whether made before or after the date hereof, regardless of any general information language in such filing.